As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3145961
(State or other jurisdiction of	(I.R.S. Employer Identification No.
incorporation or organization)

32 Wiggins Avenue
Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

2017 Omnibus Incentive Plan

(Full title of the plan)

Cheryl R. Blanchard

President and Chief Executive Officer

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

(781) 457-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mark L. Johnson		David Colleran
K&L Gates LLP		Anika Therapeutics, Inc.
One Lincoln Street		32 Wiggins Avenue
Boston, MA 02111		Bedford, MA 01730
(617) 261-3260		(781) 457-9261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.01 par value per share	800,000 shares	$33.98	$27,184,000	$3,528.48
(1)	Consists of additional shares available for issuance under the registrant’s 2017 Omnibus Incentive Plan as approved by stockholders at Anika Therapeutics, Inc.’s 2020 annual meeting. In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Select Market on June 15, 2020.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relating to the 2017 Omnibus Incentive Plan of the registrant is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission on July 7, 2017 (File No. 333-219190) and June 21, 2019 (File No. 333-232254).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Anika Therapeutics, Inc.
4.2	Bylaws of Anika Therapeutics, Inc.
5.1	Opinion of K&L Gates LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan (as amended on June 18, 2019 and June 16, 2020)

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, as of June 19, 2020.

ANIKA THERAPEUTICS, INC.

/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Cheryl R. Blanchard and David Colleran, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933 to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cheryl R. Blanchard	Chief Executive Officer, President and Director	June 19, 2020
Cheryl R. Blanchard	(Principal Executive Officer)

/s/ Sylvia Cheung	Chief Financial Officer and Treasurer	June 19, 2020
Sylvia Cheung	(Principal Financial and Accounting Officer)

/s/ Joseph L. Bower	Director and Chair of the Board of Directors	June 19, 2020
Joseph L. Bower

/s/ Raymond J. Land	Director	June 19, 2020
Raymond J. Land

/s/ Glenn R. Larsen	Director	June 19, 2020
Glenn R. Larsen

/s/ Jeffrey S. Thompson	Director	June 19, 2020
Jeffrey S. Thompson

/s/ Susan L.N. Vogt	Director	June 19, 2020
Susan L.N. Vogt